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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                            CURRENT REPORT Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 26, 1996

                               INTERSYSTEMS, INC.
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                Exact Name of Registrant as specified in charter

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


     1-9547                                            13-3256265
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Commission file No.                         I.R.S. Employer Identification No.


                  8790 Wallisville Road, Houston, TX  77029
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                  (Address of Principal Executive Offices)

                               (713) 675-0307
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            (Registrant's Telephone Number, Including Area Code)


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Item 5. Other Events

     On January 26, 1996, Chemtrusion, Inc.("Chemtrusion"), a Delaware corporation and the wholly-owned subsidiary of InterSystems, Inc., entered into a Definitive Agreement for Compounding Services with Mytex Polymers ("Mytex"), a Delaware general partnership of affiliates of Mitsubishi Chemical America and Exxon Chemical Company, a division of Exxon Corporation.

     Pursuant to the Agreement, Chemtrusion has undertaken to acquire 16.4 acres of land in Jeffersonville, Indiana, and to construct thereon and equip in accordance with agreed upon plans and specifications a plastics compounding plant at a cost currently estimated not to exceed $12.7 million. As designed, the plant will initially contain four production lines with an annual capacity of 35 million ounds of product, and will contain sufficient space to add several additional production lines, if desirable, at a future date. Chemtrusion and Mytex are working together to obtain construction financing for the plant, and Mytex has agreed to fund the cost of construction on an interim basis until permanent construction financing is in place. Ground has been broken and the expected completion date of the plant is August 31, 1996.

     Upon completion of the plant, Chemtrusion will produce an array of polypropylene-based compounds at the plant exclusively for the benefit of Mytex. Production at the plant will use raw materials and specifications provided by Mytex. Once the plant is completed, Chemtrusion will be paid a monthly management fee for its operation of the plant which will cover most operating expenses of the plant and construction financing debt service, and which management currently expects to provide annual net profits to Chemtrusion of approxmately $400,000.

     The initial term of the Agreement is five years, and Mytex has the option to renew the Agreement for two additional five year terms. The Agreement may be terminated by either party upon the default of the other, except that certain defaults require notice and an opportunity to cure. Termination of the Agreement triggers purchase rights on behalf of Mytex (the "Option") and put rights on behalf of Chemtrusion (the "Put") with respect to the facility. The purchase price under the Option and Put ranges from $1.5 million plus assumption of the construction financing, to assumption of construction financing less $700,000, depending on when the rights are exercised and whether the exercise follows a default by Mytex or Chemtrusion.

     Mytex has the right to require Chemtrusion to undertake the expansion of the plant at any time at its sole cost and expense, with adjustment in the management fee payable to Chemtrusion.




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INTERSYSTEMS, INC.


                                               By:/s/ Fred S. Zeidman
                                               Fred S. Zeidman, President


Date: March 5, 1996




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